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                                                                   Exhibit 10.08


                        KEY EMPLOYEE INCENTIVE PLAN OF
                    FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

1.      Purpose. The purpose of the Key Employee Incentive Plan of Friedman,
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Billings, Ramsey Group, Inc. (the "Plan") is to promote the financial interests and growth of Friedman, Billings, Ramsey Group, Inc. (the "Company") and its subsidiaries, by (i) attracting and retaining employees possessing outstanding ability; and (ii) motivating such employees by means of performance-related incentives.

2.      Definitions.  The following definitions are applicable to the Plan:
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              (a)   "Board" means the Board of Directors of the Company.

              (b)   "Committee" means the Compensation Committee of the Board.

              (c) "Participant", means each key employee of the Company and its subsidiaries who is selected by the Committee to participate in the Plan.

              (d)   "Plan Year" means the fiscal year of the Company.

3.      Administration. The Plan shall be administered by the Committee. Subject
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to the express provisions of the Plan, the Committee shall have authority to:

                (i) select the Participants who will receive awards under the Plan;

                (ii) determine the size of the awards to be made under the Plan subject to Section 6 hereof; and

                (iii) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

4.      Participation. Participants in the Plan shall be selected for each Plan
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Year by the Committee (upon the recommendation of the Company's chief executive officer) from those key employees of the Company and its subsidiaries who have contributed, or have the capacity for contributing, in a substantial measure to the successful performance of the Company and/or its subsidiaries and lines of business for that Plan Year. No such employee shall at any time have a right to be selected as a Participant in the Plan for any Plan Year, to be entitled automatically to an award, nor, having been selected as a Participant for one Plan Year, to be a Participant in any other Plan Year.

5.      Performance Goals for Awards. The Committee shall establish performance
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goals and target awards for each Participant (upon the recommendation of the
Company's chief
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executive officer). The performance goals for a Plan Year shall be selected by the Committee from the following criteria: revenue growth; earnings per share; return on equity; stock price performance; increases in net income; and personal contributions by the Participant (or any additional performance goals established by the Board). Such performance goals may relate to the Company or to its lines of business or subsidiaries.

6.      Awards. In its discretion (and upon recommendation of the Company's
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chief executive officer), the Committee may reduce or eliminate awards earned by any Participant in any Plan Year.

7.      Payment of Awards.
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              (a)     Except as provided in (b) below, awards earned under the
Plan shall be paid as promptly as practicable after the close of the applicable Plan Year. Any such distribution shall be in cash.

              (b) The Committee shall have the right to require that payment of all or any portion of an earned award be deferred until such time or times as the Committee, in its discretion, shall determine.

8.      Termination of Employment. Awards for Participants who terminate
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employment prior to the end of a Plan Year shall be paid, in the discretion of the Committee, on a pro rata basis.

9.      No Rights to Awards or Employment. No employee of the Company or its
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subsidiaries or any other person shall have any claim or right to be granted an award under this Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or its subsidiaries.

10.     Withholding Tax. The Company shall deduct from all amounts paid any
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Federal, state or local taxes required by law to be withheld with respect to such payments.

11.     Discretion of Company, Board of Directors and Committee. Any decision
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made or action taken by the Company, the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of the Company, the Board or the Committee, as the case may be, and shall be conclusive and binding upon all persons.

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12.     Absence of Liability. No member of the Board or of the Committee nor any
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officer of the Company or any subsidiary of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

13.     No Segregation of Cash. The Company shall not be required to segregate
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any cash or any other assets which may at any time be represented by awards credited to a Participant and the Plan shall constitute an "unfunded" plan of the Company. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

14.     Inalienability of Benefits and Interests.
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              (a)   Except as expressly provided by the Committee and subsection
(b) of this Section 14, no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void.

              (b) The provisions of subsection (a) of this Section 14 shall not apply to an assignment of a payment due after the death of the Participant by the deceased Participant's legal representative or beneficiary if such assignment is made for the purposes of settling the affairs of such deceased Participant.

15.     Amendment or Termination. The Board may amend, suspend or terminate the
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Plan or any portion thereof at any time, except that without the consent of a
Participant no amendment, suspension or termination may adversely affect the rights of the Participant with respect to awards previously made to such Participant.

16.     Effective Date.  The Plan shall be effective as of January 1, 1998.
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17.     Governing Law. This Plan shall be governed by and construed in
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accordance with the laws of the State of Virginia, without reference to principles of conflict of laws.

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